Exhibit (h)(3)

Execution Version

AMENDMENT
TO
FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (the “Amendment”) is made as of August 9, 2022 by and between AdvisorShares Trust (the “Trust”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of July 16, 2009, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall update the list of Series on Exhibit A thereto and set forth terms applicable to certain of the Series;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with amended Exhibit A attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(b)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

ADVISORSHARES TRUST

By:	/s/ Dan Ahrens
Name:	Dan Ahrens
Title:	Secretary & Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Rosalia A. Koopman
Name:	Rosalia A. Koopman
Title:	Managing Director
Date:	8-9-2022

EXHIBIT A

to

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

(as of August 9, 2022)

SERIES OF ADVISORSHARES TRUST:

AdvisorShares Dorsey Wright ADR ETF
AdvisorShares Dorsey Wright Alpha Equal Weight ETF
AdvisorShares Dorsey Wright FSM All Cap World ETF
AdvisorShares Dorsey Wright FSM US Core ETF
AdvisorShares Dorsey Wright Micro-Cap ETF
AdvisorShares Dorsey Wright Short ETF
AdvisorShares DoubleLine Value ETF
AdvisorShares Focused Equity ETF
AdvisorShares North Square McKee ESG Core Bond ETF
AdvisorShares Newfleet Multi-Sector Income ETF
AdvisorShares Pure Cannabis ETF
AdvisorShares Pure US Cannabis ETF
AdvisorShares Ranger Equity Bear ETF
AdvisorShares North Square McKee Core Reserves ETF
AdvisorShares STAR Global Buy-Write ETF
AdvisorShares Vice ETF
AdvisorShares Q Dynamic Growth ETF
AdvisorShares Q Portfolio Blended Allocation ETF
AdvisorShares Alpha DNA Equity Sentiment ETF
AdvisorShares Hotel ETF
AdvisorShares Restaurant ETF
AdvisorShares Gerber Kawasaki ETF
AdvisorShares Psychedelics ETF
AdvisorShares Poseidon Dynamic Cannabis ETF
AdvisorShares Let Bob AI Powered Momentum ETF
AdvisorShares Managed Bitcoin Strategy ETF
AdvisorShares Drone Technology ETF
AdvisorShares MSOS 2X Daily ETF

A-1